EXHIBIT (5)

                         OPINION OF SANDRA T. LANE, ESQ.


                                                     November 10, 2000


The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202

Gentlemen/Mesdames:

This opinion is rendered for use in connection with the Registration Statement on Form S-3, covering 100,000 shares of the Company's issued and outstanding Common Stock, without par value (The "Shares), to be offered as set forth in the Registration Statement The Procter & Gamble U.K. Share Investment Scheme.

As counsel for the Company, I have examined and am familiar with originals or copies, certified or otherwise, identified to my satisfaction, of such statutes, documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of this opinion, including the Amended Articles of Incorporation, Regulations and By Laws of the Company, The Procter & Gamble U.K. Share Investment Scheme, the record of the proceedings of the shareholders and Directors of the Company and such other instruments which I consider pertinent.

Upon the basis of the foregoing, I am of the opinion that:

     When issued, delivered, and paid for in accordance with this Registration Statement and The Procter & Gamble U.K. Share Investment Scheme and after this Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, the Shares will be validly and legally issued and will be fully paid and non-assessable.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio.

The opinion set forth herein is expressed solely for the benefit of the addressee hereof and may not be relied upon by any other person or entity without my prior written consent.

I hereby consent to the filing of this opinion as Exhibit (5) to the Registration Statement and to the reference to my name in the Registration Statement.

Very truly yours,



SANDRA T. LANE
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Sandra T. Lane
Senior Counsel